SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 801-12313
SERIES NO.:  6


72DD  1 Total income dividends for which record date passed during the period
        Cash Reserve Shares                              12,189
      2 Dividends for a second class of open end company shares
        Class B                                           2,321
        Class C                                           1,491
        Class R                                             396
        Investor Class                                    5,968


73A.  1 Dividends from net invesment income
        Cash Reserve Shares                            000.0207
      2 Dividends for a second class of open end company shares
        Class B                                        000.0169
        Class C                                        000.0169
        Class R                                        000.0194
        Investor Class                                 000.0219

74U.  1 Number of shares outstanding (000's omitted)
        Cash Reserve Shares                             688,487
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                         147,236
        Class C                                         108,175
        Class R                                          22,689
        Investor Class                                  286,968

74V.  1  Net asset value per share (to nearest cent)
        Cash Reserve Shares                               $1.00
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $1.00
        Class C                                           $1.00
        Class R                                           $1.00
        Investor Class                                    $1.00